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                                                                    EXHIBIT 3.01

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                        OF EXODUS COMMUNICATIONS, INC.
                           a California Corporation

          The undersigned K. B. Chandrasekhar and Adam W. Wegner hereby certify that:

          ONE: They are the duly elected and acting President/Chief Executive Officer and Secretary, respectively, of Exodus Communications, Inc.

          TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

          The name of the corporation is Exodus Communications, Inc.

                                  ARTICLE II

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

          A.   Classes of Stock. The corporation is authorized to issue two
               ----------------
classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the corporation is authorized to issue is one hundred twenty-eight million, two hundred forty-one thousand, seven hundred and three (128,241,703) shares. Fifty-three million, two hundred and eighty-one thousand, five hundred seventy-nine (53,281,579) shares shall be Common Stock and seventy-four million, nine hundred and sixty thousand, one hundred and twenty-four (74,960,124) shares shall be Preferred Stock, of which seven million, seven hundred and ninety-eight thousand, four hundred and eighty-three (7,798,483) shares have been designated "SERIES A PREFERRED STOCK," seven million, seven hundred and ninety-eight thousand, four hundred and eighty-three (7,798,483) shares have been designated "SERIES A1 PREFERRED STOCK," eight million, six hundred thousand (8,600,000) shares have been designated "SERIES B PREFERRED STOCK," eight million, six hundred thousand (8,600,000) shares have been designated "SERIES B1 PREFERRED STOCK," seventeen million, eight hundred fifty thousand (17,850,000) shares have been designated "SERIES C PREFERRED STOCK," seventeen million, eight hundred fifty thousand (17,850,000) shares have been designated "SERIES C1 PREFERRED STOCK," three million, two hundred thirty-one thousand, five hundred seventy-nine (3,231,579) shares have been designated "SERIES D PREFERRED STOCK," and three million, two hundred thirty-one thousand, five hundred seventy-nine (3,231,579) shares have been designated "SERIES D1 PREFERRED STOCK".

          B.   Preferred Stock. The Series A Preferred Stock, the Series A1
               ---------------
Preferred Stock, the Series B Preferred Stock, the Series B1 Preferred Stock, the Series C Preferred Stock, the Series C1 Preferred Stock, the Series D Preferred Stock and Series D1 Preferred Stock are
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hereinafter collectively referred to as the "PREFERRED STOCK" and shall have the rights, preferences and privileges set forth below in Article III (C).

          C.   Rights, Preferences and Restrictions of Preferred Stock. The
               -------------------------------------------------------
Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Amended and Restated Articles of Incorporation ("PROTECTIVE PROVISIONS"), the privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in
                 ---- -----
provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock; provided, however that no additional series of Preferred Stock senior to any existing series of Preferred Stock may be issued without the approval of the holders of at least a majority of the then outstanding shares of such affected series of Preferred Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A, Series A1, Series B, Series B1, Series C, Series C1, Series D and Series D1 Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.   Dividend Provisions. The holders of shares of Preferred Stock
               -------------------
shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation, each of such securities to be hereinafter referred to as a "COMMON STOCK DIVIDEND") on the Common Stock of the corporation, at the annual rate for each series of Preferred Stock set forth in the following sentence. The annual dividend rate of the Series A and Series A1 Preferred Stock shall be $0.04 per share, the annual dividend rate of the Series B and Series B1 Preferred Stock shall be $0.084 per share, the annual dividend rate of the Series C and Series C1 Preferred Stock shall be $0.095 per share and the annual dividend rate of the Series D and Series D1 Preferred Stock shall be $0.20 per share. Dividends on the Series A, Series A1, Series B and Series B1 Preferred Stock shall be payable when and if declared by the Board of Directors and shall not be cumulative. Dividends on the Series C, Series C1, Series D and Series D1 Preferred Stock shall accrue, and be compounded annually and be cumulative but shall be payable only (i) in the event and at the time of a liquidation, dissolution or winding up of the corporation pursuant to Article III, Section C(2)(a) or (ii) on declaration and payment of any dividends with respect to any outstanding securities of the corporation (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid with respect to the Common Stock unless dividends in the total amount of the annual dividend rate for each series of Preferred Stock shall have first been paid or declared and set apart for payment to the holders of such Preferred Stock. Payments

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of any dividends to the holders of shares of Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis, according to their respective
                            ---- -----
dividend preferences as set forth herein.

          2.      Liquidation Preference.
                  ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive, subsequent to payment by the corporation of any amounts due to any holders of Preferred Stock who have previously requested redemption pursuant to the terms of section 3 herein, and prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.4129 for each outstanding share of Series A Preferred Stock and Series A1 Preferred Stock (the "ORIGINAL SERIES A ISSUE PRICE" and "ORIGINAL SERIES A1 ISSUE PRICE," respectively), (ii) $0.84 for each outstanding share of Series B Preferred Stock and Series B1 Preferred Stock (the "ORIGINAL SERIES B ISSUE PRICE" and "ORIGINAL SERIES B1 ISSUE PRICE," respectively), (iii) $1.3623 for each outstanding share of Series C Preferred Stock and Series C1 Preferred Stock (the "ORIGINAL SERIES C ISSUE PRICE" and "ORIGINAL SERIES C1 ISSUE PRICE", respectively), (iv) $2.85 for each outstanding share of Series D Preferred Stock and Series D1 Preferred Stock (the "ORIGINAL SERIES D ISSUE PRICE" and "ORIGINAL SERIES D1 ISSUE PRICE" and (v) an amount equal to all declared and/or accrued but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed among the holders of the Preferred Stock pro rata, on an equal priority, pari passu basis, according to their respective liquidation
          ---- -----
preferences as set forth herein.

          (b) After the distributions described in subsection (a) above have been paid, the remaining assets of the corporation available for distribution, if any, to shareholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each.

          (c)(i) For purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include but not be limited to, (A) the acquisition of the corporation by another entity,
(B) the acquisition of greater than 50% of the then outstanding voting securities of the corporation by persons or entities unrelated to and not affiliated with the holders thereof in a transaction or series of related transactions where the corporation is a party; or (C) a sale of all or substantially all of the assets of the corporation by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); unless
                                                                          ------
in each case the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

             (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

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                    (A)  If traded on a securities exchange or through the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof as determined in this Section 2(c)(ii)(C) ("FAIR MARKET VALUE"). Fair Market Value shall be initially determined by a majority of those directors of the corporation who are not affiliated with any of the holders of such Preferred Stock (the "DISINTERESTED DIRECTORS"). If the holders of a majority of the Preferred Stock (the "CONTESTING HOLDERS") notify the Disinterested Directors within five (5) days after receiving notification of the Disinterested Directors' determination of the Fair Market Value of such securities that they object to their determination of the Fair Market Value of the securities received by the corporation, the Disinterested Directors and the Contesting Holders shall attempt to agree on the Fair Market Value of such securities. In the event that the Disinterested Directors and the Contesting Holders fail to agree on the Fair Market Value of such securities within fifteen
(15) days after receipt by the Disinterested Directors of the objection notice referred to above, the Disinterested Directors and the Contesting Holders shall select an independent appraiser, who shall be a nationally recognized investment banking firm, or another entity mutually acceptable to all parties, to conduct an appraisal of the relevant securities, which appraisal shall determine the Fair Market Value (without making any discount for lack of transferability or minority interests) of such securities. If the Disinterested Directors and the Contesting Holders are unable to agree on the selection of an independent appraiser within fifteen (15) days after the commencement of such selection process, then an independent appraiser meeting the specifications described above shall be selected by the American Arbitration Association in the San Francisco Bay Area, California. The independent appraiser shall then promptly conduct an appraisal to determine the Fair Market Value of the relevant securities. In such case, the Fair Market Value shall be that as is determined by the appraiser. Such appraisal shall be paid for equally by the corporation and the Contesting Holders.

          (iii) In the event the requirements of this subsection 2(c) are not complied with, the corporation shall forthwith either:

               (A) Cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

               (B) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

          (iv) The corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing

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of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock.

          3.   Redemption.
               ----------

          (a) At any time after June 25, 2002 (the "FIRST REDEMPTION DATE"), but within thirty (30) days after the receipt by the corporation of a written request from the holders of the then outstanding shares of Series A, Series A1, Series B and Series B1 Preferred Stock (the "OUTSTANDING A/B PREFERRED"), that a number equal to up to fifty percent (50%) of the number of shares of Outstanding A/B Preferred be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the corporation shall, to the extent it may lawfully do so, redeem up to fifty percent (50%) of the Outstanding A/B Preferred on the First Redemption Date by paying in cash therefor a sum per share equal to (i) the Original Series A Issue Price per share of Series A Preferred Stock, (ii) the Original Series A1 Issue Price per share of Series A1 Preferred Stock, (iii) the Original Series B Issue Price per share of Series B Preferred Stock or (iv) the Original Series B1 Issue Price per share of Series B1 Preferred Stock, (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares (the "SERIES A REDEMPTION PRICE," "SERIES A1 REDEMPTION PRICE," "SERIES B REDEMPTION PRICE," and "SERIES B1 REDEMPTION PRICE," provided, however, that
                                                     --------- -------
the corporation shall not be required to redeem such shares unless and until the number of shares to be redeemed pursuant to this subsection 3(a) equals or exceeds twenty percent (20%) of the Outstanding A/B Preferred. Any redemption effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Outstanding A/B Preferred in proportion to the number of shares of the Outstanding A/B Preferred for which redemption has been requested.

          (b) At any time after June 25, 2003 (the "SECOND REDEMPTION DATE"), but within thirty (30) days after the receipt by the corporation of a written request from the holders of the Outstanding A/B Preferred, that up to all of such holders' shares be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the corporation shall, to the extent it may lawfully do so, redeem up to all shares held by such holders on the Second Redemption Date by paying in cash therefor a sum per share equal to (i) the Series A Redemption Price, (ii) the Series A1 Redemption Price, (iii) the Series B Redemption Price or (iv) the Series B1 Redemption Price, provided,
                                                                      --------
however, that the corporation shall not be required to redeem such shares unless
-------
and until the number of shares to be redeemed pursuant to this subsection 3(b) equals or exceeds twenty percent (20%) of the Outstanding A/B Preferred. Any redemption effected pursuant to this subsection 3(b) shall be made on a pro rata basis among the holders of the Outstanding A/B Preferred in proportion to the number of shares of Outstanding A/B Preferred for which redemption has been requested.

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          (c)  At any time after the First Redemption Date but within thirty
(30) days after the receipt by the corporation of a written request from the holders of the then outstanding shares of Series C, Series C1, Series D and Series D1 Preferred Stock (the "OUTSTANDING C/D PREFERRED"), that a number equal to fifty percent (50%) of the number of shares of the Outstanding C/D Preferred be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the corporation shall, to the extent it may lawfully do so, redeem up to fifty percent (50%) of the Outstanding C/D Preferred on the First Redemption Date by paying in cash therefor a sum per share equal to(i) the greater of (a) the Original Series C/D Issue Price (and all accrued but unpaid dividends on such share) per share of Series C/D Preferred Stock and (b) the Fair Market Value of the Series C/D Preferred Stock, or (ii) the greater of (a) the Original Series C1/D1 Issue Price (and all accrued but unpaid dividends on such share) per share of Series C1/D1 Preferred Stock and (b) the Fair Market Value of the Series C1/D1 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares (the "SERIES C REDEMPTION PRICE," "SERIES C1 REDEMPTION PRICE," "SERIES D REDEMPTION PRICE," and "SERIES D1 REDEMPTION PRICE."), provided, however, that the corporation shall not be required to redeem such
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shares unless and until the number of shares to be redeemed pursuant to this subsection 3(c) equals or exceeds twenty percent (20%) of the Outstanding C/D Preferred. Any redemption effected pursuant to this subsection 3(c) shall be made on a pro rata basis among the holders of the Outstanding C/D Preferred in proportion to the number of shares of Outstanding C/D Preferred for which redemption has been requested.

          (d)  At any time after the Second Redemption Date but within thirty
(30) days after the receipt by the corporation of a written request from the holders of the Outstanding C/D Preferred, that up to all of such holders' shares be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the corporation shall, to the extent it may lawfully do so, redeem up to all shares held by such holders on the Second Redemption Date by paying in cash therefor the Series C/D Redemption Price or the Series C1/D1 Redemption Price, provided, however, that the corporation shall not be
                        --------- -------
required to redeem such shares unless and until the number of shares to be redeemed pursuant to this subsection 3(d) equals or exceeds twenty percent (20%) of the Outstanding C/D Preferred. Any redemption effected pursuant to this subsection 3(d) shall be made on a pro rata basis among the holders of the Outstanding C/D Preferred in proportion to the number of shares of Outstanding C/D Preferred for which redemption has been requested.

          (e) At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "REDEMPTION NOTICE"). Except as provided in subsection
(3)(g) on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such

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certificate or certificates as the owner thereof and each surrendered certificate shall be canceled, provided that, in the event an appraisal of the Fair Market Value of the Series C, Series C1, Series D or Series D1 Preferred Stock is required, the corporation shall not pay the Redemption Price to any holder of Preferred Stock until such Fair Market Value determination has been made. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (f) Upon, but not until, the payment of the Redemption Price in full with respect to a share of Preferred Stock, the rights of the holder of such share of Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates other than as provided in paragraph (g) below) shall cease with respect to such share, and such share shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the aggregate Redemption Price to be received by such holder. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (g) In the event the Series C, Series C1, Series D or Series D1 Redemption Price is not paid in full within 30 days of the applicable Redemption Date, and such payment is not prohibited by law, interest shall accrue on the remaining outstanding Series C Redemption Price and the Series D Redemption Price at the rate of 7% per annum from such 30th day until the Series C, Series C1, Series D or Series D1 Redemption Price and all interest accrued thereon shall be paid in full.

          (h) In the event that any holder makes a request for redemption pursuant to any provision of this Section 3, the corporation shall, within five
(5) business days of such redemption request, provide notice of such redemption request to all other holders entitled at that time to redeem their shares.

          (i) For the avoidance of doubt, in the event that the corporation receives a request for redemption pursuant to this Section 3 and, subsequent thereto but prior to payment in full of the relevant Redemption Price there is a liquidation, dissolution or winding up of the corporation, the amount payable with respect to the unredeemed shares with respect to which redemption has been requested shall be determined pursuant to this Section 3 and not pursuant to
Section 2.

          4.   Conversion Rights. The outstanding shares of Preferred Stock
               -----------------
shall be convertible into Common Stock as follows (the "CONVERSION RIGHTS"):

          (a)  Optional Conversion.
               -------------------

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               (i)  At the option of the holder thereof, each share of Preferred
Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before the date of redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

               (ii) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. In the event that any holder converts a number of shares less than the number stated on such holder's stock certificate, the corporation shall deliver to such holder a new certificate representing the remaining unconverted shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein (i) immediately prior to the closing of a firm commitment public offering underwritten by a nationally recognized investment bank pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the offer and sale of Common Stock for the account of the corporation in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $30,000,000 and the public offering price per share of which equals or exceeds $3.25 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined below)), provided that such offering is priced for sale to the general public not later than April 30, 1998 (the public offering price per share will be $5.00 if pricing does not occur by such date), and such Common Stock shall be listed on the Nasdaq National Market, the American Stock Exchange, the New York Stock Exchange or other national securities market or exchange (a "QUALIFIED IPO"); or (ii) the date specified by written consent or agreement of (a) with respect to the Series A and A1 Preferred Stock, the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series A1 Preferred Stock, voting as a single class, (b) with respect to the Series B and B1 Preferred Stock, the holders of a majority of the then outstanding shares of Series B Preferred Stock and Series B1 Preferred Stock, voting together as a single class, (c) with respect to the Series C and C1 Preferred Stock, the holders of two-thirds of the then outstanding shares of Series C Preferred Stock and Series C1 Preferred Stock, voting together as a single class and (d) with respect to the Series D and D1 Preferred Stock, the holders of two-thirds of the then outstanding shares of Series D Preferred Stock and Series D1 Preferred Stock, voting together as a single class.

               (i) Upon the occurrence of any event specified in subparagraph 4(b)(i) or (ii) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; provided, however, that the corporation shall not be obligated to issue
       --------- -------
certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the corporation or its transfer agent as provided below, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          (c)  Conversion Price.  Each share of Preferred Stock shall be
               ----------------
convertible in accordance with subsection 4(a) or subsection 4(b) above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the "CONVERSION PRICE"). The initial Conversion Price for the Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price for the Series A1 Preferred Stock shall be the Original Series A1 Issue Price, the initial Conversion Price for the Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price for the Series B1 Preferred Stock shall be the Original Series B1 Issue Price, the initial Conversion Price for the Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price for the Series C1 Preferred Stock shall be the Original Series C1 Issue Price, the initial Conversion Price for the Series D Preferred Stock shall be the Original Series D Issue Price and the initial Conversion Price for the Series D1 Preferred Stock shall be the Original D1 Issue Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as provided below.

          (d)  Adjustment Upon Common Stock Event. At any time after such series
               ----------------------------------
of Preferred Stock was first issued (the "PURCHASE DATE" with respect to such series) upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series A1 Preferred Stock, the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series B1 Preferred Stock, the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series C1 Preferred Stock, the Conversion Price of the Series D Preferred Stock and the Conversion Price of the Series D1 Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "COMMON STOCK EVENT" shall mean (i) the issue by the corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of

Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          (e)  Adjustments for Other Dividends and Distributions. If at any time
               -------------------------------------------------
or from time to time after the Purchase Date the corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

          (f)  Adjustment for Reclassification, Exchange and Substitution. If at
               ----------------------------------------------------------
any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend,
           ----- ----
reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then in any such event each holder of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock and Series D1 Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (g)  Sale of Shares Below Conversion Price.
               -------------------------------------

               (i)  Adjustment Formula. If at any time or from time to time
                    ------------------
after the Original Issue Date the corporation issues or sells, or is deemed by the provisions of this subsection 4(g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 4(d), a dividend or distribution as provided in subsection 4(e) or a recapitalization, reclassification or other change as provided in subsection 4(f), for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for such series of

Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                    (x) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                    (y) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

               (ii) Certain Definitions.  For the purpose of making any
                    -------------------
adjustment required under this subsection 4(g):

                    (1) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the corporation, whether or not subsequently reacquired or retired by the corporation, other than: (A) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series C1 Preferred Stock, Series D Preferred Stock or Series D1 Preferred Stock; and (B) a total of 7,438,900 shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the corporation or any Subsidiary pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by at least seventy five percent (75%) of the Board (such number of shares to be calculated net of any repurchases of such shares by the corporation and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event);

                    (2) The "AGGREGATE CONSIDERATION RECEIVED" by the corporation for any issue or sale (or deemed issue or sale) of securities shall
(A) to the extent it consists of cash, be computed at the gross amount of cash received by the corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the corporation in connection with such issue or sale and without deduction of any expenses payable by the corporation in connection with any such issuance and sale; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the unanimous approval of the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the unanimous approval of the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (3) "COMMON STOCK EQUIVALENTS OUTSTANDING" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                    (4) "CONVERTIBLE SECURITIES" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                    (5) The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the corporation under this subsection 4(g), into the Aggregate Consideration Received, or deemed to have been received, by the corporation under this subsection 4(g), for the issue of such Additional Shares of Common Stock;

                    (6) "RIGHTS OR OPTIONS" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

             (iii)  Deemed Issuances. For the purpose of making any adjustment
                    ----------------
to the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock required under this subsection 4(g), if the corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:
                                                     -------- ----

                    (1) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the corporation shall be deemed to have received the amount determined in good faith by the unanimous approval of the Board;

                    (2) if the minimum amount of consideration payable to the corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (3) if the minimum amount of consideration payable to the corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

          No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the corporation upon such exercise, plus the consideration, if any, actually received by the corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          (h)  Certificate of Adjustment.  In each case of an adjustment or
               -------------------------
readjustment of the Conversion Price for a series of Preferred Stock, the corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the corporation's books.

          (i)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

          (j)  Notices. Any notice required by the provisions of this Section 4
               -------
to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the corporation.

          (k)  Special Mandatory Conversion.
               ----------------------------

               (i) At any time following the Purchase Date of the Series A Preferred Stock, if (a) the holders of shares of Series A Preferred Stock are entitled to exercise the right of first offer (the "RIGHT OF FIRST OFFER") set forth in Section 2.4 of the Second Amended and Restated Investors' Rights Agreement by and among the corporation and certain shareholders of the corporation, as amended from time to time (the "RIGHTS AGREEMENT"), with respect to an equity or convertible debt financing of the corporation pursuant to which the corporation offers, sells and issues shares of Additional Stock for no consideration or at a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock (the "SERIES A DILUTIVE FINANCING"), (b) the corporation has complied with its notice obligations, or such obligations have been waived under the Right of First Offer with respect to such Series A Dilutive Financing and the corporation thereafter proceeds to consummate the Series A Dilutive Financing, and (c) such holder (a "NON-PARTICIPATING SERIES A HOLDER") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share (prior to the right to exercise any over-allotment option) offered in such Series A Dilutive Financing (a "SERIES A MANDATORY OFFERING"), then effective upon, subject to and concurrently with, the consummation of the Series A Mandatory Offering (the "SERIES A MANDATORY OFFERING DATE"), all of such Non-Participating Series A Holder's shares of Series A Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series A1 Preferred Stock; provided,
                                                                  --------
however, that no such conversion shall occur in connection with a particular
-------
Series A Dilutive Financing if, pursuant to the written request of the corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Series A Dilutive Financing. Upon conversion pursuant to this subsection 4(k)(i), the shares of Series A Preferred Stock so converted shall be canceled and not subject to reissuance.

               (ii) At any time following the Purchase Date of the Series B Preferred Stock, if (a) the holders of shares of Series B Preferred Stock are entitled to exercise the Right of First Offer set forth in the Rights Agreement, with respect to an equity or convertible debt financing of the corporation pursuant to which the corporation offers, sells and issues shares of Additional Stock for no consideration or at a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock (the "SERIES B DILUTIVE FINANCING"), (b) the corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Offer with respect to such Series B Dilutive Financing and the corporation thereafter proceeds to consummate the Series B Dilutive Financing, and (c) such holder (a "NON-PARTICIPATING SERIES B HOLDER") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share (prior to the right to exercise any over-allotment option) offered in such Series B Dilutive Financing (a "SERIES B MANDATORY OFFERING"), then effective upon, subject to and concurrently with, the consummation of the Series B Mandatory Offering (the "SERIES B MANDATORY OFFERING DATE"), all of such Non-Participating Series B Holder's shares of Series B Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series B1 Preferred Stock; provided, however, that no such conversion shall occur in
                    --------- -------
connection with a particular Series B Dilutive Financing if, pursuant to the written request of the corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Series B Dilutive Financing. Upon conversion pursuant to this subsection 4(k)(ii), the shares of Series B Preferred Stock so converted shall be canceled and not subject to reissuance.

               (iii) At any time following the Purchase Date of the Series C Preferred Stock, if (a) the holders of shares of Series C Preferred Stock are entitled to exercise the Right of First Offer set forth in the Rights Agreement, with respect to an equity or convertible debt financing of the corporation pursuant to which the corporation offers, sells and issues shares of Additional Stock for no consideration or at a consideration per share less than the Conversion Price for the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock (the "SERIES C DILUTIVE FINANCING"), (b) the corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Offer with respect to such Series C Dilutive Financing and the corporation thereafter proceeds to consummate the Series C Dilutive Financing, and (c) such holder (a "NON-PARTICIPATING SERIES C HOLDER") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share (prior to the right to exercise any over-allotment option) offered in such Series C Dilutive Financing (a "SERIES C MANDATORY OFFERING"), then effective upon, subject to and concurrently with, the consummation of the Series C Mandatory Offering (the "SERIES C MANDATORY OFFERING DATE"), all of such Non-Participating Series C Holder's shares of Series C Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series C1 Preferred Stock; provided, however, that no such conversion shall occur in
                    --------  -------
connection with a particular Series C Dilutive Financing if, pursuant to the written request of the corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Series C Dilutive Financing. Upon conversion pursuant to this subsection 4(k)(iii), the shares of Series C Preferred Stock so converted shall be canceled and not subject to reissuance.

               (iv) At any time following the Purchase Date of the Series D Preferred Stock, if (a) the holders of shares of Series D Preferred Stock are entitled to exercise the Right of First Offer set forth in the Rights Amendment, as amended, with respect to an equity or convertible debt financing of the corporation pursuant to which the corporation offers, sells and issues shares of Additional Stock for no consideration or at a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock (the "SERIES D DILUTIVE FINANCING"), (b) the corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Offer with respect to such Series D Dilutive Financing and the corporation thereafter proceeds to consummate the Series D Dilutive Financing, and (c) such holder (a "NON-PARTICIPATING SERIES D HOLDER") does not by exercise of such holder's Right of First Offer acquire his, her or its pro rata share (prior to the right to exercise any over-allotment option) offered in such Series D Dilutive Financing (a "SERIES D MANDATORY OFFERING"), then effective upon, subject to and concurrently with, the consummation of the Series D Mandatory Offering (the "SERIES D MANDATORY OFFERING DATE"), all of such Non-Participating Series D Holder's shares of Series D Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series D1 Preferred Stock; provided, however, that no such
                                        --------  -------
conversion shall occur in connection with a particular Series D Dilutive Financing if, pursuant to the written request of the corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Series D Dilutive Financing. Upon conversion pursuant to this subsection 4(k)(iv), the shares of Series D Preferred Stock so converted shall be canceled and not subject to reissuance.

               (v) The holder of any shares of Series A, Series B, Series C or Series D Preferred Stock converted pursuant to this subsection 4(k) shall deliver to the corporation during regular business hours at the office of any transfer agent of the corporation for each such series of Preferred Stock, or at such other place as may be designated by the corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the corporation. As promptly as practicable thereafter, the corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series A1 Preferred Stock, the Series B1 Preferred Stock, the Series C1 Preferred Stock or the Series D1 Preferred Stock to be issued and such holder shall be deemed to have become a shareholder of record of Series A1, Series B1, Series C1 or Series D1 Preferred Stock on either the Series A Mandatory Offering Date, the Series B Mandatory Offering Date, the Series C Mandatory Offering Date or the Series D Mandatory Offering Date, as the case may be.

               (vi) In the event that any Series A1, Series B1, Series C1 and/or Series D1 Preferred Stock is issued in connection with the Special Mandatory Conversion provisions set forth in subsections 4(k)(i) through 4(k)(iv), concurrently with such issuance, the corporation shall use its best efforts to take all such action as may be required, including amending its Articles of
Incorporation:

                    (1) in the case of an issuance of Series A1 Preferred Stock, (i) to cancel all authorized shares of Series A1 Preferred Stock that remain unissued after such issuance (other than any such shares reserved for issuance upon exercise of then outstanding warrants for such shares), and (ii) to create and reserve for issuance upon Special Mandatory Conversion of any Series A Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series A1 Preferred Stock so canceled and designated Series A2 Preferred Stock with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A1 Preferred Stock, except that the Conversion Price for such shares of Series A2 Preferred Stock once initially issued shall be the Series A Conversion Price in effect immediately prior to such issuance;

                    (2) in the case of an issuance of Series B1 Preferred Stock, (i) to cancel all authorized shares of Series B1 Preferred Stock that remain unissued after such issuance (other than any such shares reserved for issuance upon exercise of outstanding warrants to purchase such shares), and
(ii) to create and reserve for issuance upon Special Mandatory Conversion of any Series B Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series B1 Preferred Stock so canceled and designated Series B2 Preferred Stock with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series B1 Preferred Stock, except that the Conversion Price for such shares of Series B2 Preferred Stock once initially issued shall be the Series B Conversion Price in effect immediately prior to such issuance;

                    (3) in the case of an issuance of Series C1 Preferred Stock, (i) to cancel all authorized shares of Series C1 Preferred Stock that remain unissued after such issuance (other than any such shares reserved for issuance upon exercise of outstanding warrants to purchase such shares), and
(ii) to create and reserve for issuance upon Special Mandatory

Conversion of any Series C Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series C1 Preferred Stock so canceled and designated Series C2 Preferred Stock with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series C1 Preferred Stock, except that the Conversion Price for such shares of Series C2 Preferred Stock once initially issued shall be the Series C Conversion Price in effect immediately prior to such issuance;

                    (4) in the case of an issuance of Series D1 Preferred Stock, (i) to cancel all authorized shares of Series D1 Preferred Stock that remain unissued after such issuance (other than any such shares reserved for issuance upon exercise of outstanding warrants to purchase such shares), and
(ii) to create and reserve for issuance upon Special Mandatory Conversion of any Series D Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series D1 Preferred Stock so canceled and designated Series D2 Preferred Stock with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series D1 Preferred Stock, except that the Conversion Price for such shares of Series D2 Preferred Stock once initially issued shall be the Series D Conversion Price in effect immediately prior to such issuance;

                    (5) to amend the provisions of this subsection 4(k) to provide that any subsequent Special Mandatory Conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and/or the Series D Preferred Stock will be into shares of Series A2, Series B2, Series C2 or Series D2 Preferred Stock, respectively, rather than Series A1, Series B1, Series C1 or Series D1 Preferred Stock.

               The corporation shall take the same actions with respect to the Series A2, Series B2 and Series C2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 4(k) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

          5.   Voting Rights. The holder of each share of Preferred Stock shall
               -------------
have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          6.   Protective Provisions. So long as any shares of any series of
               ---------------------
Preferred Stock are outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of at least seventy-five percent (75%) of the outstanding shares of Preferred Stock voting together as a single class, on an as-converted basis except for subsection (c) hereof which shall require the approval (by vote or written consent, as provided by law) of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Preferred Stock voting together as a single class, on an as converted basis:

          (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

          (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any series of Preferred Stock;

          (c) enter into any agreement to voluntarily liquidate, dissolve or wind up the corporation or take any action intended to effectuate any of the foregoing;

          (d) authorize the issuance of any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, any series of Preferred Stock with respect to voting, dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Preferred Stock under this Section 6;

          (e) alter or change the rights, preferences or privileges of the shares of any series of Preferred Stock so as to affect adversely such shares;

          (f) declare or pay any dividends or make other distributions on, or redeem, purchase or acquire any Common Stock or any other class of capital stock of the corporation except for redemptions made in accordance with the provisions of Article III(c)(3) hereof and except for the repurchase of any Common Stock pursuant to a repurchase right with respect to terminated employees;

          (g) enter into any transaction or series of transactions for a value greater than $50,000 with any affiliated person or entity (other than transactions which have been approved by a majority of the disinterested directors and the terms of which are comparable to transactions entered into on an arm's length basis);

          (h)  amend the corporation's Articles of Incorporation or Bylaws;

          (i) acquire all or substantially all of the assets or capital stock or securities of, or otherwise combine with any corporation, partnership or other business entity or form a subsidiary for such purpose; or

          (j) do any act or thing which would result in taxation of the holders of shares of Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter amended from time to time).

          7.   Status of Converted or Redeemed Stock. In the event any shares of
               -------------------------------------
Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the corporation.

The Articles of Incorporation of the corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          8.   Repurchase of Shares. In connection with repurchases by the
               --------------------
corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

               D.   Common Stock.
                    ------------

          1.   Dividend Rights. Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights. Upon the liquidation, dissolution or winding
               ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Article III, Section C(2).

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights. The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE IV

          Section 1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          Section 2. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.
                                 *     *     *

          THREE: The foregoing amendment and restatement has been approved by the Board of Directors of said corporation.

          FOUR:   The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 5,697,820 shares of Common Stock, 7,798,483 shares of Series A Preferred Stock, 7,738,095 shares of Series B Preferred Stock, 6,000 shares of Series B1 Preferred Stock and 15,789,868 shares of Series C Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and at least seventy five percent (75%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Series C Preferred Stock voting together as a single class on an as-converted basis.

          IN WITNESS WHEREOF, the undersigned have executed this certificate on December 5, 1997.


/s/ K. B. Chandrasekhar
-----------------------------------
K. B. Chandrasekhar, President


/s/ Adam W. Wegner
-----------------------------------
Adam W. Wegner, Secretary


          The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

          Executed at Santa Clara, California, on December 5, 1997.


/s/ K. B. Chandrasekhar
-----------------------------------
K. B. Chandrasekhar


/s/ Adam W. Wegner
-----------------------------------
Adam W. Wegner

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